Exhibit 99.1

ROBBINS ARROYO LLP
BRIAN J. ROBBINS (190264)
brobbins@robbinsarroyo.com
KEVIN A. SEELY (199982)
kseely@robbinsarroyo.com
ASHLEY R. RIFKIN (246602)
arifkin@robbinsarroyo.com
STEVEN M. MCKANY (SBN 271405)
smckany@robbinsarroyo.com
5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Attorneys for Plaintiff

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

JAMES KENNEY, Derivatively on Behalf of FINISAR CORPORATION,	Case No. C-12-02268-EJD

Plaintiff,	NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION

v.

EITAN GERTEL, JERRY S. RAWLS, KURT ADZEMA, ROGER C. FERGUSON, ROBERT N. STEPHENS, THOMAS E. PARDUN, MICHAEL C. CHILD, and DOMINIQUE TREMPONT,
Judge: Hon. Edward J. Davila
Defendants,
-and-

FINISAR CORPORATION, a Delaware corporation,

Nominal Defendant.

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION CASE NO. C-12-02268-EJD

TO:                         ALL OWNERS OF THE COMMON STOCK OF FINISAR CORPORATION (“FINISAR” OR THE “COMPANY”) CURRENTLY AND AS OF FEBRUARY 14, 2019 (“CURRENT FINISAR SHAREHOLDERS”):

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A FINISAR SHAREHOLDER, THIS NOTICE CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the U.S. District Court for the Northern District of California (the “Court”), that a proposed settlement has been reached by the parties to the following shareholder derivative action brought on behalf and for the benefit of Finisar: Kenney v. Gertel, et al., Case No. 12-cv-02268.1

As explained below, a hearing will be held on June 27, 2019 at 9:00 a.m., before the Honorable Edward J. Davila, at the U.S. District Court for the Northern District of California, San Jose Division, 280 South 1st Street, Courtroom 1, San Jose, CA, 95113 (the “Settlement Hearing”), at which the Court will determine whether to approve the Settlement. You have an opportunity to be heard at this hearing.

The terms of the settlement are set forth in the Stipulation and summarized in this Notice. If approved by the Court, the Settlement will fully resolve the Action, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this Notice, the Stipulation is available for viewing and inspection on Finisar’s website at http://investor.finisar.com. For a fee, all papers filed in the Action are available at www.pacer.gov. The Stipulation may also be inspected at the Clerk of Court’s office, U.S. District Court for the Northern District of California, San Jose Division, 280 South 1st Street, 2nd Floor, San Jose, CA, 95113.

This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

1 All capitalized terms herein have the same meanings as set forth in the Settling Parties’ Stipulation of Settlement, dated February 14, 2019 (the “Stipulation”), which is available for viewing on Finisar’s website at http://investor.finisar.com.

THERE IS NO CLAIMS PROCEDURE. This case was brought to protect the interests of Finisar. The Settlement will result in changes to the Company’s corporate governance, not in payment to individuals, and, accordingly, there will be no claims procedure.

I.              THE ACTION

On May 4, 2012, Plaintiff filed this shareholder derivative action on behalf of and for the benefit of Finisar and against the Individual Defendants. Plaintiff alleges, among other things, that Defendants made and/or knowingly permitted alleged misstatements that denied concerns regarding potential inventory oversupply.

The procedural history of this Action and the Settling Parties’ settlement negotiations are set forth in the Stipulation.

II.            PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the Action has substantial merit, and Plaintiff’s entry into the Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and possible appeals. Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Action.

Plaintiff’s Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing Finisar’s press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparing and filing derivative complaints; (v) conducting damages analyses; (vi) reviewing and analyzing relevant documents in the Securities Action and evaluating the merits of, and the defendants’ potential liability in connection with, the

Securities Action; (vii) briefing and arguing the Defendants’ Motion to Dismiss; and (viii) negotiating this Settlement with Defendants, including researching corporate governance best practices and negotiating the Reforms. Based on Plaintiff’s Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff’s Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Finisar. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Finisar and has agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

III.          DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action.

Nonetheless, Defendants have concluded that it is desirable for the Action to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Defendants have, therefore, determined that it is in the best interests of Finisar for the Action to be settled in the manner and upon the terms and conditions set forth in the Stipulation.

IV.          TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on Finisar’s website at http://investor.finisar.com.  The following is only a summary of its terms.

Finisar, acting through its independent, non-defendant directors, reviewed the allegations and the Settlement terms, and, in a good faith exercise of business judgment, determined the Settlement and each of its terms, as set forth in the Stipulation, to be in the best interests of Finisar.

As consideration for the Settlement, Finisar has agreed to adopt resolutions and amend appropriate committee charters, if needed, to ensure adherence to the corporate governance reforms set forth in Exhibit A to the Stipulation (the “Reforms”) for a period of no less than 3 years from adoption. However, if the proposed merger of Finisar and II-VI Incorporated (“II-VI”) or any other acquisition of Finisar by a third party acquirer (II-VI or such third party, the “Acquirer”) is consummated, such that Finisar becomes a wholly owned subsidiary of Acquirer and ceases to be a publicly traded company (“Acquisition”), then this Settlement will not preclude Acquirer and/or Finisar from taking any actions necessary and/or advisable for the operation of Finisar’s business, including amending or eliminating any of the Reforms.

Finisar acknowledges and agrees that the corporate governance reforms identified in Exhibit A to the Stipulation are significant and confer substantial benefits upon Finisar and its shareholders. Finisar and the Individual Defendants also acknowledge that the prosecution and settlement of the Action was the sole factor in Finisar’s agreement to adopt and/or implement the corporate governance reforms set forth in Exhibit A to the Stipulation.

The Reforms are specifically designed to address the alleged wrongdoing by improving the overall independence, competence, and effectiveness of the Board, including requiring regular reporting to the Board (and to any Acquirer if the Acquisition is consummated) regarding material issues impacting the Company’s core products. The Reforms provide for, among other things:

•              Enhanced board independence requiring three-fourths of the members of the Board satisfy a list of heightened independence requirements beyond those set forth in the NASDAQ listing standards and the Sarbanes-Oxley Act;

•              Formal continuing education program for directors that requires an annual presentation focused on a topic of particular importance to the Company, specific training on director fiduciary duties, as well as a training course provided by a nationally recognized corporate director education provider at least every three years;

•              Requirement that the independent directors meet in executive session at least quarterly and at each regularly scheduled meeting of the Board;

•              Requirement that, if Finisar does not have an independent Chairman, then Finisar shall have a Lead Independent Director with enhanced duties;

•              Requirement that management provide timely, written presentations to the Board, on at least a quarterly basis, regarding: (i) consumer demand and/or sales forecasts (and any known related material inventory issues) for the Company’s core products; (ii) external factors that may materially impact the price of the Company’s core products; (iii) the introduction of the Company’s new products; and (iv) material performance and/or production defects concerning the Company’s core products, including remediation efforts to resolve any performance and/or production defects;

•              Requirement that, if the Acquisition is consummated, Finisar management and/or the Board shall meet with management of Acquirer to develop appropriate policies and procedures to ensure timely reporting to Acquirer regarding: (i) consumer demand and/or sales forecasts (and any known related material inventory issues) for the Company’s core products; (ii) external factors that may materially impact the price of the Company’s core products; (iii) the introduction of the Company’s new products; and (iv) material performance and/or production defects concerning the Company’s core products, including remediation efforts to resolve any performance and/or production defects;

•              Requirement that the Company identify a Compliance Officer with specific enhanced duties that include evaluating and managing Finisar’s ethics and compliance program and assisting the Board in fulfilling its oversight duties with regard to Finisar’s compliance with applicable laws, regulations and accounting standards, and the dissemination of true and accurate information, including working with the Audit Committee to review and approve Finisar’s press releases and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures;

•              Requirement that the Audit Committee meet in executive session with the Compliance Officer at least quarterly; and

•              Requirement that management provide the Audit Committee for review and comment material finance-related public communications, including, but not limited to, periodic filings with the SEC, press releases, earnings releases, and draft prepared remarks for investor/analyst conference calls, prior to public release.

This Notice provides a summary of some, but not all, of the Reforms that Finisar has agreed to adopt as consideration for the Settlement. For a list of all of the Reforms, please see Exhibit A to the Stipulation, which is available for viewing on Finisar’s website at http://investor.finisar.com or from the Court.

V.             DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to Current Finisar Shareholders and the Settlement Hearing contemplated by the Stipulation; and (ii) Court entry of the Judgment, approving the Settlement and dismissing the Action with prejudice, without awarding costs to any party, except as provided in the Stipulation (the “Effective Date”).

Upon the Effective Date, the Releasing Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons and any and all derivative claims arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

Except as set forth in paragraph 6.3 of the Stipulation, upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff and Plaintiff’s Counsel from all claims (including claims related to Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

VI.           PLAINTIFF’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the substantive terms of the Settlement, the Settling Parties discussed a fair and reasonable sum to be paid to Plaintiff’s Counsel for their attorneys’ fees and expenses. The Settling Parties engaged mediator Robert A. Meyer (the “Mediator”), who assisted the parties in reaching an agreed-upon amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel. In recognition of the substantial benefits conferred upon Finisar as a direct result of the prosecution and Settlement of the Action, and subject to Court approval, the Individual Defendants shall cause their insurers to pay Plaintiff’s Counsel the agreed-to amount of $190,000 (the “Fee and Expense Amount”). To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Action, nor have counsel been reimbursed for their out-of-pocket expenses incurred. The Settling Parties believe that the sum agreed to is within the range of attorneys’ fees and expenses approved by courts under similar circumstances in litigation of this type. Finisar’s shareholders are not personally liable for the payment of any award of attorneys’ fees and expenses.

Plaintiff’s Counsel may apply to the Court for a service award of up to $2,000 for Plaintiff, only to be paid upon Court approval, and to be paid from the Fee and Expense Amount in recognition of Plaintiff’s participation and effort in the prosecution of the Action. Neither Finisar nor any of the Individual Defendants shall be liable for any portion of any service awards.

VII.         THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Edward J. Davila, at the U.S. District Court for the Northern District of California, San Jose Division, 280 South 1st Street, Courtroom 1, San Jose, CA, 95113 (the “Settlement Hearing”), on June 27, 2019 at 9:00 a.m., at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice fully satisfied the requirements of Rule 23.1 of the Federal Rule of Civil Procedure and the requirements of due process; (iii) whether all Released Claims against the Released Persons should be fully and finally released; (iv) whether the agreed-to Fee and Expense Amount and service award should be approved; and (v) such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

VIII.        THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current Finisar Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the amount of attorneys’ fees and reimbursement of expenses and service award should not be approved. However, unless otherwise ordered by the Court, you shall only be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the amount of attorneys’ fees and reimbursement of expenses to Plaintiff’s Counsel and service award to Plaintiff, unless you have, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Court a written notice of objection containing the following information:

1.             Your name, legal address, and telephone number;

2.             The case name and number (Kenney v. Gertel, et al., Case No. 12-cv-02268);

3.             Proof of being a Finisar shareholder currently and as of February 8, 2019;

4.             The date(s) you acquired your Finisar shares;

5.             A statement of each objection being made;

6.             Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

7.             Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

If you wish to object to the proposed Settlement, you must file the written objection described above with the Court on or before June 13, 2019. All written objections and supporting papers must be filed with the Clerk of the Court, U.S. District Court for the Northern District of California, San Jose Division, 280 South 1st Street, 2nd Floor, San Jose, CA, 95113, and serve such materials by that date, to each of the following Settling Parties’ counsel:

Counsel for Plaintiff:	Counsel for Defendants:

Ashley R. Rifkin	Shirli Weiss
ROBBINS ARROYO LLP	DLA PIPER LLP
5040 Shoreham Place	401 B. Street, Suite 1700
San Diego, CA 92122	San Diego, CA 92101

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JUNE 13, 2019.  Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

Unless otherwise ordered by the Court, any Current Finisar Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be barred and foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, or to otherwise be heard, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.          EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on Finisar’s website at http://investor.finisar.com. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, U.S. District Court for the Northern District of California, San Jose Division, 280 South 1st Street, 2nd Floor, San Jose, CA, 95113. Or you can contact Robbins Arroyo LLP, 5040 Shoreham Place, San Diego, CA, 92122, telephone: (619) 525-3990, for additional information concerning the settlement.

PLEASE DO NOT CONTACT THE COURT OR FINISAR REGARDING THIS NOTICE.

DATED: May 3, 2019